EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-147219, 333-161098 and 333-176600) and Form S-3 (No. 333-174255) of TranS1 Inc. of our report dated March 16, 2012 relating to the financial statements and financial statement schedule which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 16, 2012